UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2012

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 6, 2012, Piedmont Office Realty Trust, Inc. (“the Registrant”) received notice from the United States of America, on behalf of the Department of Defense, that it was exercising its right to terminate its lease of approximately 221,000 square feet at the Registrant's property located at 3100 Clarendon Boulevard in Arlington, VA, effective December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: December 13, 2012	By:	/s/ Robert E. Bowers
Robert E. Bowers
EVP and Chief Financial Officer